Exhibit 99.1

PRESS RELEASE February 19, 2015	For Immediate Release Contact:
Tom Skiba Chief Financial Officer email: tskiba@sajan.com phone: 715-426-9505

Sajan, Inc. announces record results for
fourth quarter and fiscal year 2014

RIVER FALLS, Wis. - February 19, 2015: Sajan, Inc. (SAJA), a leading provider of global language services and translation management system technology, today reported financial results for the fourth quarter and fiscal year ended December 31, 2014.

Financial highlights for the fourth quarter include the following:

•	Revenues grew 16% to $7,614,000 compared to $6,584,000 in the fourth quarter of 2013. This was the 8th consecutive quarter of double-digit revenue growth.
•	Net income was $266,000 compared to $38,000 in the fourth quarter of 2013.
•	Adjusted EBITDA was $602,000 compared to $442,000 in the fourth quarter of 2013. See the section entitled “Non-GAAP Financial Measures” below for a reconciliation of Adjusted EBITDA to Net Income.

Financial highlights for the fiscal year include the following:

•	Revenues grew 18 percent to $28,348,000 compared to $23,961,000 in 2013.
•	Adjusted EBITDA was a record $1,521,000 compared to $1,316,000 in 2013.
•	Cash flow from operations was $1,192,000.
•	Ending cash balance totaled $4,662,000.

Other highlights in 2014 included the following:

•	Established a new strategic account management (“SAM”) Program responsible for growing revenue from our current customer base. The SAM Program was a significant contributor to the company’s 18 percent revenue growth.
•	Launched SiteSync, which facilitates website translation through Sajan website hosting in the cloud.
•	Made several strategic staff additions in project management, which positions the Company for further growth.
•	Completed a follow on offering of 700,000 shares of common stock and listed the Company’s common stock on the NASDAQ Capital Market.
•	Significantly expanded our investments in research and development to further solidify the performance of Transplicity, the Company’s proprietary translation management system as well as readying the next generation of Transplicity for launch in 2015.

“2014 was a great year for Sajan. Our continued financial performance improvement is extremely gratifying and reflects our ability to expand our business with new and existing clients,” said Shannon Zimmerman, CEO of Sajan. “I have great confidence in the foundation we have established and our ability to reach even greater heights in 2015.”

Non-GAAP Financial Measures – Adjusted EBITDA

	Three months ended December 31,		Year ended December 31,
(in thousands)	2014	2013	2014	2013
Net income	$266	$38	$151	$38
Interest expense	21	27	84	110
Income taxes	(3)	71	36	96
Depreciation and amortization	235	229	961	825
Stock-based compensation	83	77	289	247
Adjusted EBITDA	$602	$442	$1,521	$1,316

We calculate Adjusted EBITDA by taking net income calculated in accordance with GAAP, and adding interest expense, income taxes, depreciation and amortization, and stock-based compensation. We believe that this non-GAAP measure of financial results provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. Our management uses this non-GAAP measure to compare our performance to that of prior periods for trend analyses and for budgeting and planning purposes. This measure is also used in financial reports prepared for management and our board of directors. We believe that the use of this non-GAAP financial measure provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other companies, many of which present similar non-GAAP financial measures to investors.

Our management does not consider this non-GAAP measure in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of this non-GAAP financial measure is that it excludes significant expenses and income that are required by GAAP to be recorded in our consolidated financial statements. In addition, it is subject to inherent limitations as it reflects the exercise of judgments by management about which expenses and income are excluded or included in determining this non-GAAP financial measure. In order to compensate for these limitations, management presents this non-GAAP financial measure in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures and not to rely on any single financial measure to evaluate our business.

Conference Call Details

The company's investors will have the opportunity to listen to management's discussion of its business operations, financial results and growth strategies on a conference call at 10:30 a.m. (Central time) on February 19, 2015. The Company invites all those interested to join the call by dialing 1-888-469-1336 and entering access code 7540313.  For those who cannot listen to the live broadcast, a replay will be available shortly after the call and until 11:59 p.m. CT on February 26, 2015, by dialing 1-866-367-5568.

About Sajan

Sajan is a leading provider of global language translation and localization services, helping clients around the world expand seamlessly into any global market. The foundation of Sajan’s solution is its industry-leading language translation management system technology, Sajan Transplicity, which provides process automation and innovative multilingual content reuse to ensure schedule predictability, higher quality and cost efficiencies for its clients. By working closely with its clients, Sajan’s experienced team of localization professionals develops tailored solutions that lend flexibility to any large or small business that truly desires to “think globally but act locally.” Based in the United States, Sajan also has offices in Ireland, Spain and Singapore. Visit Sajan online at www.sajan.com.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for certain forward-looking statements. This press release, as well as the Company's Annual Report on Form 10-K, its Quarterly Report on Form 10-Q and other filings with the Securities and Exchange Commission, the Company's other press releases and oral statements made with the approval of an authorized executive officer, contain forward-looking statements that reflect the Company's current views with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated. The words "aim," "believe," "expect," "anticipate," "intend," "estimate" and other expressions that indicate future events and trends identify forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to those set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission on March 21, 2014, under the heading “Item 1A. Risk Factors,” its Quarterly Reports on Form 10-Q filed since then and its other filings with the Securities and Exchange Commission.  The Company does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Sajan, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
Amounts in thousands except per share data

	Three months ended December 31,		Years ended December 31,
	2014	2013	2014	2013
Revenues	$7,614	$6,584	$28,348	$23,961
Operating Costs:
Cost of revenues (exclusive of depreciation and amortization)	4,578	3,896	17,203	14,577
Sales and marketing	919	797	3,440	3,212
Research and development	457	240	1,671	923
General and administrative	1,144	1,275	4,803	4,168
Depreciation and amortization	235	229	961	825
Income from Operations	281	147	270	256
Other expense, net	(18)	(38)	(83)	(122)
Income before income taxes	263	109	187	134
Income tax benefit (expense)	3	(71)	(36)	(96)
Net income (loss)	$266	$38	$151	$38
Income (loss) per common share – basic	$0.06	$0.01	$0.04	$0.01
Income (loss) per common share – diluted	$0.05	$0.01	$0.03	$0.01
Weighted average shares outstanding – basic	4,773	4,067	4,283	4,067
Weighted average shares outstanding – diluted	4,863	4,173	4,374	4,102

Sajan, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
Amounts in thousands

	December 31, 2014	December 31, 2013

Assets
Current assets
Cash and cash equivalents	$4,662	$1,364
Accounts receivable, net of allowance	3,999	3,810
Unbilled services	1,024	1,197
Other current assets	550	431
Total current assets	10,235	6,802
Property and equipment, net	711	1,000
Other assets, net	491	856
Total Assets	$11,437	$8,658
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$3,076	$2,555
Other current liabilities	2,807	2,762
Total current liabilities	5,883	5,317
Long-term liabilities	-	843
Total liabilities	5,883	6,160
Stockholders' equity	5,554	2,498
Total Liabilities and Stockholders' Equity	$11,437	$8,658